SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant         X
                               ---
Filed by a Party other than the Registrant      |_|

Check the appropriate box

      Preliminary Proxy Statement
---
 X       Definitive Proxy Statement
---
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                             WINFIELD CAPITAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---
      Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
---

1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

      Fee paid previously with preliminary materials
---
--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

                             WINFIELD CAPITAL CORP.
                              237 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10605

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1997

To the shareholders of Winfield Capital Corp.:

     The special meeting (the "Special Meeting") of shareholders of Winfield Capital Corp., a New York corporation (the "Company"), will be held at 9:00 a.m. (Eastern Time) on September 24, 1997, at The Yale Club of New York City (Trumbull Room, 18th Floor), 50 Vanderbilt Avenue, New York, New York 10017, for the following purposes:

     1. To elect seven members to the Board of Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified;

     2. To consider amendments to the 1995 Stock Plan as described in the accompanying Proxy Statement; and

     3. To consider and vote upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     Only shareholders of record at the close of business on August 29, 1997 are entitled to receive notice of and to vote at the Special Meeting.


     The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Special Meeting in person. Whether or not you plan to attend the meeting, please fill in, date, sign and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to the meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Special Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the meeting and voting in person. If you are unable to attend, your signed proxy will assure that your vote is counted.


                                            By Order of the Board of Directors



July 29, 1997                               BRUCE A. KAUFMAN, SECRETARY

                             WINFIELD CAPITAL CORP.
                              237 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10605

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 24, 1997

     This Proxy Statement is furnished to the shareholders of Winfield Capital Corp., a New York corporation (the "Company"), in connection with the solicitation by and on behalf of the Company's Board of Directors (the "Board") of proxies to be voted at the Special Meeting of Shareholders of the Company (the "Special Meeting"). The meeting will be held on September 24, 1997 at 9:00 a.m. (Eastern Time) at The Yale Club of New York City (Trumbull Room, 18th Floor), 50 Vanderbilt Avenue, New York, New York 10017, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Officers and other employees of the Company, without additional compensation, may solicit proxies personally or by telephone if deemed necessary. Solicitation expenses, which are not expected to exceed $5,000, will be paid by the Company.

     All proxies that are properly executed and received prior to the Special Meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If a shareholder does not specify how to vote the proxy, it will be voted FOR the election of the seven nominees to the Board named in this Proxy Statement and FOR the proposed amendments to the 1995 Stock Plan; and on such other business as may properly come before the meeting. Any proxy may be revoked by a shareholder at any time before it is actually voted at the meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date, or by attending the meeting and voting in person.

     This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about September 2, 1997. The Company will bear the cost of preparing, assembling, and mailing the notice, Proxy Statement, and form of proxy for the meeting.

                                VOTING SECURITIES

     All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on August 29, 1997 are entitled to receive notice of and to vote at the Special Meeting or any adjournment. At the close of business on July 25, 1997, there were 5,023,361 shares of Common Stock issued and outstanding. The Company estimates that such shares are held by approximately 2,380 beneficial owners. A majority of the shares of Common Stock issued and outstanding must be represented at the Special Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose.

     The election of directors requires the affirmative vote of the holders of a plurality of the shares present and represented at the meeting.

     A shareholder who abstains from voting or withholds his or her vote will be counted as present for determining whether the quorum requirement is satisfied. If a shareholder returns a signed proxy but fails to indicate a vote for or against any proposal, for purposes of determining the outcome of the vote on any such proposal, such shareholder will be deemed to have voted FOR the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" with respect to any item to be voted upon at the Special Meeting will, however, be treated as shares present and entitled to vote.

                HOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     As of July 25, 1997, there were 5,023,361 shares of the Common Stock of the Company outstanding. The Company has no other class of voting securities outstanding.

     The following table sets forth information, as of July 25, 1997, as to the ownership of Common Stock by (a) each person known by the Company to own, beneficially or of record, 5% or more of the outstanding Common Stock, and (b) the directors and officers of the Company as a group:


================================================================================
  NAME AND ADDRESS                     NUMBER OF SHARES       PERCENT OF COMMON
     OF OWNER                              OWNED                  STOCK (1)
--------------------------------------------------------------------------------
Paul A. Perlin                          681,519 shs.(2)             13.01%
c/o Winfield Capital Corp.
237 Mamaroneck Avenue
White Plains, NY  10605
-------------------------------------------------------------------------------
David Greenberg                         617,233 shs.(3)             11.93%
c/o Winfield Capital Corp.
237 Mamaroneck Avenue
White Plains, NY  10605
--------------------------------------------------------------------------------
All Directors and Officers as
 a Group                               1,862,323 shs.(4)            33.95%
================================================================================

(1) Based on 5,023,361 outstanding shares of Common Stock plus the number of shares underlying any stock options granted to the person whose percentage interest is indicated.

(2) Includes 214,286 shares issuable upon the exercise of stock options granted to Mr. Perlin. See "ELECTION OF DIRECTORS - Stock Options".

(3) Includes 150,000 shares issuable upon the exercise of stock options granted to Mr. Greenberg. See "ELECTION OF DIRECTORS - Stock Options".

(4) Includes all shares owned by officers and directors of the Company, including shares issuable upon the exercise of outstanding stock options and stock options that are subject to approval by the Securities and Exchange Commission (the "Commission.") See "ELECTION OF DIRECTORS - Stock Options".

                              ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven members. There is no provision for cumulative voting in the election of directors. Directors will be elected by a plurality vote of the shares represented at the Special Meeting.

     The following table lists the names, ages, and the positions held with the Company of, and the number of shares of the Company beneficially owned by, the persons nominated to be directors of the Company. All of the nominees are incumbent directors, and all have been approved as directors of the Company by the Small Business Administration ("SBA"), as required. Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual are set forth in or below the table.




                                                                                                          SHARES
NAME AND ADDRESS (1)                AGE              POSITION                                            OWNED (2)
--------------------                ---              --------                                            ---------
Paul A. Perlin (3)                  45               Chairman, Chief Executive Officer and                681,519
                                                     Director

David Greenberg (3)                 38               Chief Operating Officer and Director                 617,233

R. Scot Perlin (3)                  49               Chief Financial Officer and Director                 105,714

Joel I. Barad                       46               Director                                              70,857

Barry J. Gordon                     52               Director                                              48,857

Allen L. Weingarten                 43               Director                                              73,857

Scott A. Ziegler                    37               Director                                             156,000

---------------

(1) The business address for the directors of the Company is c/o Winfield Capital Corp., 237 Mamaroneck Avenue, White Plains, New York 10605.

(2) Includes shares issuable upon the exercise of outstanding stock options and, in the case of the non-employee directors, stock options that are subject to the approval of the Commission under the Investment Company Act of 1940, as amended (the "1940 Act"). See "Stock Options" below.

(3) The 1940 Act requires that a majority of the directors of a Business Development Company, which the Company has elected to be, may not be "interested persons," as defined in the 1940 Act. Each of the directors named in the table above to which this note (3) pertains is an "interested person."

     The directors elected at the Special Meeting will serve until the next annual meeting of shareholders and thereafter until their respective successors are elected and qualified.

     The following sets forth biographical information as to the business experience of each nominee for director of the Company for at least the past five years.

     Paul A. Perlin became the Chief Executive Officer, Chairman and a director of the Company on May 2, 1995. He was Secretary of Pet Products Inc., a manufacturer and distributor of dog chews ("Pet Products"), from November 1991 to February 1995, and a member of its Board of Directors from March 1992 to February 1995, when it was acquired by The Hartz Mountain Corporation ("Hartz"). From 1986 to 1990, Mr. Perlin was a Vice President of Chase Manhattan Capital Corporation (an SBIC), Chase Manhattan Investment Holdings, Inc. and The Chase Manhattan Bank, N.A., and a Director of Chase Manhattan Capital Markets Corporation. Prior to joining Chase, Mr. Perlin was Director of Corporate Finance at Neuberger & Berman, a New York Stock Exchange member firm. Paul A. Perlin and R. Scot Perlin are brothers.

     David Greenberg became a director of the Company on May 2, 1995 and its Chief Operating Officer on November 1, 1995. He was a co-founder, President, Chief Financial Officer and a director of Pet Products from its inception in 1981 to February 1995, when it was acquired by Hartz.

     R. Scot Perlin became a director of the Company on May 2, 1995 and its Chief Financial Officer on October 3, 1996. From April 1994 to May 1995, he was Executive Vice President and Chief Financial Officer of Meridien Corporation, a multinational financial institution. He is currently an Adjunct Professor at Fordham University's Graduate School of Business Administration and at New York University's Stern School of Business. From 1987 to 1989, Mr. Perlin was a Senior Vice President for Yamaichi International (America), Inc., a securities firm. From 1978 to 1987 he was with American International Group ("AIG"), an insurance company, where he held several senior management positions, including Senior Vice President and Chief Investment Officer for American International Underwriters and Treasurer of AIG Capital Corp., both subsidiaries of AIG, and Assistant Treasurer of AIG. Paul A. Perlin and R. Scot Perlin are brothers.

     Joel I. Barad became a director of the Company on October 24, 1995. Mr. Barad is currently a management consultant. He was the Executive Vice President of Pet Products from 1993 to July 1995. He was Vice President, Marketing, Seagram Asia Pacific and Global Duty Free, a distributor of alcoholic beverages, from 1988 to 1993. From 1976 to 1988, he was an account executive and later a Vice President of Ogilvy & Mather, an advertising agency.

     Barry J. Gordon became a director of the Company on October 24, 1995. He has been the President since 1980, and the Chairman of the Board of Directors since 1987, of American Fund Advisors, Inc., a money management firm. Since 1990, he has been the President, and from 1990 to 1993, he was a director, of John Hancock Technology Series, Inc., an investment company. From 1985 to 1992, he was the Chairman, the President and a director of National Value Fund, Inc., an investment company. From 1981 to 1990, he was a director, and from 1983 to 1990, he was the President, of National Aviation & Technology Corp. and National Telecommunications and Technology Fund, both investment companies and predecessors of John Hancock Technology Series, Inc. Mr. Gordon is also a director of various other companies.

     Allen L. Weingarten became a director of the Company on October 24, 1995. He has been special counsel to the New York law firm of Skadden, Arps, Slate, Meagher & Flom since 1987, and previously was an associate in that firm for eight years.

     Scott A. Ziegler became a director of the Company on October 24, 1995. He has been a partner in the New York law firm of Ziegler, Ziegler & Altman and its predecessor firms since 1991.

     At its meeting on May 21, 1996, the Company's Board of Directors authorized the formation of an audit committee, consisting of Messrs. R. Scot Perlin, Barry
J. Gordon and Allen L. Weingarten, a compensation committee consisting of Messrs. Joel I. Barad, Barry J. Gordon, Allen L. Weingarten and Scott A. Ziegler, and an executive committee consisting of Messrs. Paul A. Perlin and David Greenberg and two directors who are not "interested" persons, initially, Mr. Barad and Mr. Ziegler.

     During the fiscal year ended March 31, 1997, there were three meetings of the Company's Board of Directors. No incumbent director, who was a director when such meetings were held, attended fewer than three of such meetings.

EXECUTIVE COMPENSATION

     The aggregate compensation payable to management of the Company is limited by the SBA Regulations. The following table summarizes the compensation of the named executive officers for each of the Company's past three fiscal years:





============================================================================================================

NAME AND PRINCIPAL                 FISCAL YEAR(S) ENDED                SALARY              SHARES UNDERLYING
 POSITION                                MARCH 31,                                           STOCK OPTIONS
------------------------------------------------------------------------------------------------------------
Paul A. Perlin,                            1997                      $173,557               214,286 shares
Chairman of the Board
Chief Executive Officer
                                  ---------------------------------------------------
                                           1996                      $106,617
                                  ---------------------------------------------------
                                           1995                        NONE
------------------------------------------------------------------------------------------------------------
David Greenberg,                           1997                      $147,788               150,000 shares
Chief Operating Officer
                                  ---------------------------------------------------
                                           1996                       $55,762
                                  ---------------------------------------------------
                                           1995                        NONE
------------------------------------------------------------------------------------------------------------
Stanley M. Pechman,                        1997                       $65,000                64,286 shares
President
                                  ---------------------------------------------------
                                           1996                       $65,536
                                  ---------------------------------------------------
                                           1995                       $70,000
============================================================================================================

     None of the named persons received bonuses or compensation other than as shown in the above table.

     Effective May 2, 1995, the Company entered into an employment agreement with Paul A. Perlin for a term ending October 31, 1998, under which he is to serve as the Chief Executive Officer of the Company. Mr. Perlin received a salary at the rate of $95,000 per annum through October 31, 1995 and is currently receiving a salary at the rate of $173,250 per annum. Mr. Perlin's salary is subject to annual cost-of-living adjustments. The employment agreement contains provisions, in general, prohibiting Mr. Perlin from owning more than a five percent equity interest in any companies or engaging in any other business activities, that are competitive with the business of the Company. In addition, Mr. Perlin has been granted, pursuant to the Company's stock option plan, an option to purchase up to 214,286 shares of the Company's Common Stock at an exercise price of $1.16 per share until May 2, 2002. The agreement provides for the use of an automobile for Mr. Perlin, for the reimbursement of certain business expenses and payment of annual premiums on a term life insurance policy in the amount of $1,000,000, payable to beneficiaries named by Mr. Perlin.

     Effective November 1, 1995 the Company entered into an employment agreement with David Greenberg, for a term of three years ending on October 31, 1998, to act as Chief Operating Officer of the Company. The agreement provides Mr. Greenberg with a salary of $145,000 per annum, subject to annual cost of living adjustments and which is currently $152,250 per annum. The employment agreement contains provisions, in general, prohibiting Mr. Greenberg from owning more than a five percent equity interest in any companies, or engaging in any other business activities, that are competitive with the business of the Company. The agreement provides for the use of an automobile for Mr. Greenberg, for the reimbursement of certain business expenses and a term life insurance policy in the amount of $1,000,000, payable to beneficiaries named by Mr. Greenberg. In addition, Mr. Greenberg has been granted, pursuant to the Company's stock option plan, an option to purchase up to 150,000 shares of the Company's Common Stock at an exercise price of $1.16 per share until June 13, 2002.

     On May 2, 1995, the Company entered into an employment agreement with Stanley M. Pechman for a term of three years, under which he serves as President of the Company and receives a salary of $65,000 per annum. The employment agreement contains provisions prohibiting Mr. Pechman from owning more than a one percent equity interest in any companies, or engaging in any other business activities, that are competitive with the business of the Company. In addition, Mr. Pechman has been granted, pursuant to the Company's stock option plan, an option to purchase up to 64,286 shares of the Company's Common Stock at an exercise price of $1.16 per share until May 12, 1998. The agreement also provides for the use of an automobile for Mr. Pechman and reimbursement of certain business expenses.

     In addition to the compensation provided in the agreements described above, the Board of Directors, in its discretion, may grant bonuses to the Company's officers subject to the overall management compensation guidelines in the SBA Regulations and SBA approval.

     The directors of the Company do not currently receive compensation other than the stock options listed in the table below and reimbursement of certain expenses relating to their directorships.

STOCK OPTIONS

     At the date of this Proxy Statement, the following options had been granted by the Company's Board of Directors under the Company's stock option plan:




====================================================================================================================
NAME OR DESCRIPTION            RELATIONSHIP TO       NUMBER OF         EXERCISE     EXPIRATION OF      POTENTIAL
    OF OPTIONEE                   COMPANY             SHARES           PRICE (1)       OPTION           VALUE (2)
--------------------------------------------------------------------------------------------------------------------
Paul A. Perlin                Chairman of the         214,286            $1.16       May 2, 2002       $   101,194
                              Board, Chief
                              Executive Officer
                              and Director
--------------------------------------------------------------------------------------------------------------------
David Greenberg               Chief Operating         150,000            $1.16       May 2, 2002       $    70,835
                              Officer and
                              Director
--------------------------------------------------------------------------------------------------------------------
Stanley M. Pechman            President                64,286            $1.16       May 2, 1998       $    11,754
--------------------------------------------------------------------------------------------------------------------
R. Scot Perlin                Chief Financial
                              Officer and               2,000            $1.16       May 2, 2000       $       641
                              Director
                                                  ------------ ---------------- ---------------------- -------------
                                                        4,000         $1.53125    February 5, 2002     $     1,692
--------------------------------------------------------------------------------------------------------------------
Joel I. Barad                 Director                  2,000            $5.00    October 24, 2000     $     2,763
                                                  ------------ ---------------- ---------------------- -------------
                                                        4,000         $1.53125    February 5, 2002     $     1,692
----------------------------- ------------------- ------------ ---------------- ---------------------- -------------
Barry J. Gordon               Director                  2,000            $5.00    October 24, 2000     $     2,763
                                                  ------------ ---------------- ---------------------- -------------
                                                        4,000         $1.53125    February 5, 2002     $     1,692
----------------------------- ------------------- ------------ ---------------- ---------------------- -------------
Allen L. Weingarten           Director                  2,000            $5.00    October 24, 2000     $     2,763
                                                  ------------ ---------------- ---------------------- -------------
                                                        4,000         $1.53125    February 5, 2002     $     1,692
----------------------------- ------------------- ------------ ---------------- ---------------------- -------------
Scott A. Ziegler              Director                  2,000            $5.00    October 24, 2000     $     2,763
                                                  ------------ ---------------- ---------------------- -------------
                                                        4,000         $1.53125    February 5, 2002     $     1,692
----------------------------- ------------------- ------------ ---------------- ---------------------- -------------
Bruce A. Kaufman              Secretary                 4,000            $1.50     April 24, 2002      $     1,657
============================= =================== ============ ================ ====================================

(1) The exercise prices were based upon the fair market value of the shares underlying the options on the date of the grants.

(2) The potential value is equal to the appreciated market value of the underlying shares, assuming for this purpose that the market value of the Common Stock will appreciate in value from the grant date to the expiration of the option at an annualized (compounded) rate of 5%, less the aggregate exercise price of the underlying shares.

     The number of stock options that may be granted by the Company under its stock option plan is restricted under the 1940 Act to 25% of the outstanding number of shares of the Common Stock less the number of outstanding warrants and any other warrants, options or right to purchase shares of Common Stock. Under the 1940 Act, the options granted to non-officer directors require the approval of the Commission, which at the date of this Proxy Statement has not been applied for.

PENSION PLAN

     The Company terminated its defined benefit pension plan on April 8, 1994. The distribution of benefits was paid in full as of June 24, 1994. The Company will incur no termination or withdrawal liability as a result of the action taken by the Company to terminate its plan. The Company currently has no pension or other retirement plan, or profit sharing plan or other contingent forms of remuneration.

INDEMNIFICATION

     Pursuant to Article EIGHTH of the Company's certificate of incorporation and Article VI of the Company's by-laws, the Company is obligated to indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than an action or proceeding by or in the right of the Company to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. It is a requirement for such indemnity that such director or officer have acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, as determined by a disinterested person and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                          AMENDMENTS TO 1995 STOCK PLAN

     In June 1995 the Board of Directors authorized, and in October 1995 the shareholders of the Company approved, the 1995 Stock Option Stock Plan (the "Stock Plan"). Under the Stock Plan, the Company may grant options intended to qualify as "incentive stock options" ("Qualified Options"), under section 422 of Internal Revenue Code of 1986 ("the Code") options not intended to so qualify ("Non-Qualified Options"), stock appreciation rights ("SAR's") and shares of restricted Common Stock ("Restricted Stock"). The purpose of the Stock Plan is to provide employees who have substantial responsibility for the management of the Company and directors of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, and to reward outstanding performance and to attract and retain executive personnel of outstanding ability.

     The Stock Plan currently provides for the issuance of up to 800,000 shares of Common Stock pursuant to Qualified Options, Non-Qualified Options, SAR's, and Restricted Stock of which 100,000 shares are available for non-employee directors under automatic options and 700,000 shares are available for key employees. The maximum number of shares of Common Stock that may be granted to any employee during the term of the Stock Plan cannot exceed 300,000.

     On July 24, 1997, the Board of Directors adopted, subject to approval of the shareholders at the Special Meeting, proposed amendments to the Stock Plan to (1) increase the number of shares reserved for issuance under the Stock Plan from 800,000 to 1,250,000 (2) eliminate the current allocation of shares issuable under the Plan between those available for non-employee directors and those available for key employees while continuing to reserve 100,000 shares for non-employee directors (3) eliminate the 300,000 share maximum aggregate award that the Company may grant to any employee over the term of the Stock Plan (4) provide for the grant of awards under the Plan to outside consultants and advisors to the Company and (5) modify, among other provisions, certain shareholder approval provisions initially included in the Stock Plan to conform with the former Rule 16b-3 under the Securities Exchange Act of 1934 ("1934 Act"), such provisions being no longer required to conform with the recent amendments to such rule. The text of the proposed amendments is set forth in Appendix A.

     The proposed increase in the number of shares reserved for issuance under the Stock Plan would allow the Company to grant additional shares to those eligible under the Stock Plan in amounts which, taking into account the current market value of the Common Stock, would adequately provide for the types of financial incentives and rewards contemplated when the Stock Plan was initially adopted in 1995. The elimination of the allocation of Common Stock between non-employee directors and key employees and of the 300,000 share maximum aggregate award is intended to provide the Company with greater flexibility in making awards among the Company's employees, directors and outside consultants and advisors and allows the Company to take into account the market value of the Common Stock of the Company at the time of grant. In seeking the ability to grant awards to selected outside consultants and advisors to the Company, the Company believes that certain consultants and advisors may make substantial contributions to the success of the Company and the attainment of its goals and recognizes that at times the required skills to attain such levels are available from persons who are not employees of the Company.

     Lastly, the Company proposes to make certain amendments to provisions of the Stock Plan allowing shareholders the right to vote for certain amendments to the Plan. The Stock Plan currently provides that, while the Board of Directors may amend the Stock Plan from time to time without shareholder approval, the Board will not amend the Stock Plan to (a) increase the total amount of Common Stock that may be issued under the Stock Plan (b) materially increase the cost of the Stock Plan or materially increase the benefits to participants (c) extend the period during which options or Restricted Stock may be granted (d) extend the maximum period after the date of grant during which options may be exercised or (e) change the class of individuals eligible to receive options or Restricted Stock. The Stock Plan's provision for shareholder approval of such amendments is based on the terms of the Securities and Exchange Commission's former Rule 16b-3 under the 1934 Act which provides exemptions from the 1934 Act's "short-swing profit" provisions for certain qualifying transactions. In 1996, the Securities and Exchange Commission adopted amendments to Rule 16b-3 that, among other things, enable such plan amendments to be approved by the Board. This change in the law will allow the Company to have the flexibility to amend the Plan from time to time with Board approval, except in certain circumstances described below. This greater flexibility should help maintain the Company's competitiveness by facilitating its ability to respond quickly to changes in the marketplace for executive talent. Pursuant to this amendment, the Board will have the authority, subject to limitations described below, to adopt amendments to the Stock Plan without putting the matter to a vote by shareholders. While this amendment facilitates the ability of the Board to adopt plan amendments in its discretion, shareholder approval of plan amendments will be retained in certain instances. Under the terms of the amendments, shareholders will continue to vote on any amendment that increases the number of shares that may be issued under the Stock Plan. Shareholders also will continue to vote in other instances. For example, under Section 162(m) of the Code and the regulations thereunder, compensation paid to covered employees in excess of $1,000,000 is not eligible for a tax deduction by the Company unless certain conditions are satisfied. If the Company sought to increase the number of stock options that could be granted to an executive officer or director under the Stock Plan and intended to deduct the compensation attributable to the additional stock options, such conditions would require, among other things, that the Company's shareholders approve an amendment to the Stock Plan setting forth the maximum number of shares subject to stock options that an individual could receive under the Stock Plan. Likewise, the Internal Revenue Code requires that incentive stock options be granted under a shareholder-approved plan that sets forth the maximum of shares that may be issued as incentive stock options and the individuals who are eligible to receive incentive stock options. Any addition to the Stock Plan's existing limitations on incentive stock options would also remain an amendment subject to shareholder approval.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENTS TO THE STOCK PLAN.

                              CERTAIN TRANSACTIONS

     Reference is made to "ELECTION OF DIRECTORS" - Executive Compensation" for information about employment agreements between the Company and Messrs. Paul A. Perlin, David Greenberg and Stanley M. Pechman and for information about stock options granted to management personnel and directors.

THE PRIVATE PLACEMENT AND CHANGE OF CONTROL

     On May 2, 1995, the Company sold 2,581,753 shares of Common Stock in a private placement to 34 investors (including certain officers and directors of the Company) at a price of $1.16 per share (the "Private Placement").

     Paul A. Perlin, the Chairman and Chief Executive Officer of the Company, purchased 171,429 shares of Common Stock in the Private Placement, and David Greenberg, the Chief Operating Officer-designate and a director of the Company purchased 171,429 shares of Common Stock in the Private Placement. R. Scot Perlin, a director, purchased 85,714 shares of Common Stock in the Private Placement. In addition, a trust for the benefit of family members of the parents of Paul A. Perlin and R. Scot Perlin purchased an aggregate of 85,714 shares of Common Stock in the Private Placement and various family members of David Greenberg and trusts for the benefit of such family members purchased an aggregate of 565,477 shares of Common Stock in the Private Placement. Joel I. Barad, Barry J. Gordon and Allen L. Weingarten, directors of the Company, each purchased 42,857 shares, and Scott A. Ziegler, also a director, purchased 128,571 shares, respectively, in the Private Placement. Ziegler, Ziegler & Altman, of which Mr. Ziegler is a partner, purchased 42,857 shares in the Private Placement.

     Also on May 2, 1995, immediately prior to the Private Placement, Paul A. Perlin and David Greenberg purchased all of the then outstanding shares of Common Stock from the then existing shareholders of the Company (including Stanley M. Pechman). Such purchase was made pursuant to a Stock Purchase Agreement, dated as of August 25, 1994, as amended on November 30, 1994 (the "Stock Purchase Agreement"), among the then existing shareholders of the Company, Messrs. Perlin and Greenberg, and the Company. Pursuant to the Stock Purchase Agreement, Mr. Perlin acquired 295,804 shares of Common Stock and Mr. Greenberg acquired 295,804 shares of Common Stock, or an aggregate of 591,608 shares, for an aggregate purchase price of $686,858, which was the net asset value of the Company at December 31, 1993 (approximately $1.16 per share). When the parties began their negotiations in early 1994, they selected December 31, 1993 as the date for determining the Company's net asset value which formed the basis of the purchase price for the outstanding shares of the Company. The purchase price was evidenced by a promissory note (the "Note") signed by Paul A. Perlin and David Greenberg, who are jointly and severally obligated to pay the Note. The Note is payable to Mr. Pechman and the other former shareholders of the Company and bears interest at a rate per annum equal to the "prime rate" designated from time to time by Citibank, N. A., plus 1%, but not more than 12% per annum. The principal amount of the Note and all accrued interest thereon are due and payable on May 2, 1998. If the Company determines that the book value of the loans and investments that were in its portfolio on December 31, 1993, as reported to the SBA, has decreased between December 31, 1993 and April 21, 1998, the principal amount of the Note ($686,858) will be reduced by the amount by which the book value of such investments has decreased.

     In the Stock Purchase Agreement, Mr. Pechman agreed to indemnify Messrs. Perlin and Greenberg, from the date of the consummation of the transactions contemplated by the Stock Purchase Agreement and thereafter, for any breach of the representations and warranties contained therein in an amount no greater than the face amount of the Note and any interest accrued thereon (except for tax related matters, as to which there is no dollar limit on Mr. Pechman's indemnity obligation). All other former shareholders of the Company agreed to forego his or her right of payment under the Note if Mr. Pechman were to become liable to Messrs. Perlin and Greenberg under the foregoing indemnity.

     On May 2, 1995, immediately after the closing of the Stock Purchase Agreement, Paul A. Perlin, R. Scot Perlin and David Greenberg were elected directors of the Company.

                              SHAREHOLDER PROPOSALS

     Proposals by shareholders of the Company to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company no later than May 1, 1998 to be included in the Company's Proxy Statement and proxy for that meeting. The proponent must be a record or beneficial owner of Common Stock of the Company entitled to vote on his or her proposal at the 1998 Annual Meeting and must continue to own such stock entitling him or her to vote through that date on which the meeting is held.

                                  ANNUAL REPORT

     The Annual Report to Shareholders concerning the Company's operations during the fiscal year ended March 31, 1997, including certified financial statements as of and for the year then ended, is being furnished to shareholders, together with this Proxy Statement. The Annual Report is incorporated in this Proxy Statement and should be considered part of the soliciting material.

                                  OTHER MATTERS

     The Company has requested representatives of Coopers & Lybrand L.L.P., the Company's independent public accountants, to be present at the Special Meeting. The Company will give such representatives an opportunity to make a statement if they so desire, and it expects them to be available to respond to appropriate questions from shareholders. The Board of Directors knows of no other business to be presented at the Special Meeting. If other matters properly come before the Special Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.


                            By Order of the Board of Directors


                            Bruce A. Kaufman, Secretary


July 29, 1997

                                   APPENDIX A

     Set forth below are the sections of the 1995 Stock Plan of Winfield Capital Corp. as proposed to be amended:

     1.1 Establishment. Winfield Capital Corp., a New York corporation (the "Company"), hereby establishes the "1995 STOCK PLAN" (the "Plan") for its key employees and directors and certain outside consultants and advisors of the Company. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees and directors and certain outside consultants and advisors of the Company with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of the key employees and directors and certain outside consultants and advisors of the Company upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan became effective in October, 1995. Sections 1.3, 2.1(g), 7.1, 8.1(g) and 12.1(b) of the Plan, as amended and restated as of July 24, 1997, shall become effective on such date and Sections 1.1., 1.2, 2.1(g), (j) and (k) and 3.1, 4.1, 6.1, 6.3 and 12.3 of the Plan, as so amended and restated, shall become effective upon the approval by the affirmative votes of the holders of a majority of the shares of the Stock.

     2.1 Definitions.

          [subsections (a) - (i) are not changed and are, therefore, omitted]

          (j) "Eligible Employee" means any key employee of the Company or a Subsidiary designated by the Committee as eligible to participate in the Plan pursuant to Subsection 3.1. "Eligible Director" means a director of the Company who is not also an employee of the Company or a Subsidiary. "Eligible Consultant" means any non-employee consultant or advisor to the Company or Subsidiary designated by the Committee as eligible to participate in the Plan pursuant to Subsection 3.1.

          (k) "Employee Option" shall mean an Option granted to an Eligible Employee. "Consultant Option" shall mean an Option granted to an Eligible Consultant. An Employee Option or a Consultant Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

          [subsections (l) - (q) are not changed and are, therefore, omitted]

          (r) "Participant" means an Eligible Employee or, an Eligible Director or an Eligible Consultant who has been granted and, at the time of reference, holds an Option, Restricted Stock or Stock Appreciation Right.

          [subsections (s) - (w) are not changed and are, therefore, omitted]

     3.1 Eligibility and Participation. Eligible Employees, Eligible Directors and Eligible Consultants shall be selected by the Committee from among those officers and other key employees and Directors of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

     4.1 Number. The total number of shares of Stock subject to issuance under the Plan shall not exceed 1,250,000, of which 100,000 shares shall be earmarked for directors other than Directors who are Eligible Employees. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose. The numbers of shares of Stock referred to herein shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5.

     6.1 Grant of Options. Subject to Sections 4 and 5, Options may be granted to Eligible Employees, Eligible Directors or Eligible Consultants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Options, the number of Options to be granted to each Eligible Employee, Eligible Director, or Eligible Consultant and whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

     6.3 Option Price. The Option Price for each Employee Option or Consultant Option shall be determined by, or in the manner specified by, the Committee; provided that in the case of an incentive stock option, no Employee Option or Consultant Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Employee Option or Consultant Option, as the case may be, is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Shareholder")).

     12.3 Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may increase the total amount of Stock which may be issued under the Plan, as provided in Subsection 4.5 of the Plan.

The Board may seek approval of the shareholders for any amendments or modifications to the Plan in order to comply with Section 422 of the Code. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

                             WINFIELD CAPITAL CORP.

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 24, 1997


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby acknowledges receipt of the Proxy Statement dated July 29, 1997 (the "Proxy Statement") and appoints Paul
A. Perlin and David Greenberg and each of them, with full power of substitution, as the undersigned's proxies (the "Proxies") to vote at the Special Meeting of Shareholders to be held at 9:00 a.m., Eastern Time, on September 24, 1997, at The Yale Club of New York City (Trumbull Room, 18th Floor), 50 Vanderbilt Avenue, New York, New York 10017, and at any adjournments thereof (the "Meeting").


--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS REFERRED TO HEREIN AND FOR THE PROPOSED AMENDMENTS TO THE 1995 STOCK PLAN.

(1)  ELECTION OF DIRECTORS:

                 JOEL I. BARAD
                 BARRY J. GORDON
                 DAVID GREENBERG
                 PAUL A. PERLIN
                 R. SCOT PERLIN
                 ALLEN L. WEINGARTEN
                 SCOTT A. ZIEGLER

       (TO WITHHOLD VOTE FOR ANY NOMINEE, STRIKE OUT HIS NAME)

(2)  PROPOSED AMENDMENTS TO THE 1995 STOCK PLAN:

       (TO WITHHOLD VOTE FOR THIS ITEM, STRIKE OUT THIS ITEM)

(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS SET HIS OR HER HAND THIS _______ DAY OF ___________________, 1997.



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